Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-169119

January 3, 2011

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An investment in ipath ETNs involves risks, including possible lost of principal. For a description of the main risks see “Risk Factors” in the applicable prospectus.

Barclays Bank PLC has filer a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPath.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital inc. to send you the

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prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

Blackrock Fund Distribution Company assists in the promotion of the iPath ETNs.

iPath ETNs ( the “Securities”) are unsecured obligations of the Barclays Bank PLC and are not secured debt. The Securities are riskier then ordinary unsecured debt securities and have no principal protection. The securities are speculative and may exhibit hight volatility.

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“Standard & Poor’s”, “S&P®”, “S&P500®”, “Standard & Poor’s 500TM”, S&P 500 VIX Short-Term Futures TM” and “S&P 500 VIX Mid-Term Futures TM” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC, “VIX” is a registered trademark of the Chicago Board Options Exchange, Incorporated (“CBCE”) and has been licensed for use by S&P. The Securities are not sponsored, endorsed, sold or promoted by S&P or the CBCE. S&P and CBCE make no representation, condition or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities or in the ability of either index to track market performance.

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VXZ Banner – 300x250 CLOSE X member of the public regarding the advisability of investing in securities generally or in the Securities or in the ability of either index to track market performance. ©2011 Barclays Bank PLC, All rights reserved, iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners, iP-0320-0111 NOT FDIC INSURED NO BANK GUARNATEE MAY LOSE VALUE NOTICE TAKE THE REINS VXZ iPATH® S & P 500 VIX MID-TERM FUTURES TM ETN Learn More iPath® BARCLAYS

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An investment in iPath ETNs involves risks, including possible loss of principal. For a description of the main risks see “Risk Factors” in the applicable prospectus.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-977-7647284, or may request a

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CLOSE X copy from any other dealer participating in the offering.

BlackRock Fund Distribution Company assists in the promotion of the iPath ETNs.

iPath ETNs (the “Securities”) are unsecured obligations of Barclays Bank PLC and are not secured debt. The securities are riskier than ordinary unsecured debt securities and have no principal protection. The securities are speculative and may exhibit high volatility.

“Standard & Poor®” “S&P®”, “S&P 500®”, “Standard & Poor’s 500 TM” “S&P 500 VIX Short-Term Futures TM” and “S&P t00 VIX Md-Term Futures TM” are trademarks of Standard & Poor’s Financial Services LLC iPath®

express or implied, to the owners or the Securities or any member or the public regarding the advisability of investing in securities generally or in the Security or in the ability of either index to track market performance.

© 2011 Barclays Bank PLC, All rights reserved, iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property and used with the permission, of their respective owners, ip-0320-0111 NOT FDIC INSURED NO BANK GUARANTEE MAY LOSE VALUE iPath BARCLAYS

CLOSE X (“S&P”) and have been licensed for use by Barclays Bank PLC “VIX” is a registered trademark of the Chicago Board Options Exchange, Incorporated (“CBCE”) and has been licensed for use by S&P. The Securities are not sponsored, endorsed, sold or promoted by S&P or the CBCE. S&P and CBCE make no representation, condition or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities or in the ability of either index to track market performance.

© 2011 Barclays Bank PLC. All rights reserved, iPath, iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property. iPath® BARCLAYS.

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An investment in iPath ETNs involves risks, including possible loss of principal. For a description of the main risks see “Risk Factors” in the applicable prospectus.

Barclays Bank PLC has field a registration statement (including a prospectus) with the SEC for the offering to which this communication relates, Before you invest, you should read the prospectus and other documents Barclays bank PLC has field with the SEC for more complete information about the issuer and this offering, You may get these documents for free by visiting www.ipathETN.com or EDGAR on the SEC website at www.sec.gov, Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc, to send you the prospectus if you request it by calling toll-free 1-877-7647284, or you may request a copy from any other dealer participating in the offering.

BlackRock Fund Distribution Company assists in the promotion of the iPath ETNs.

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iPath ETNs ( the “Securities”) are unsecured obligations of Barclays Bank PLC and are not secured debt. The securities are riskier than ordinary unsecured debt securities and have no principal protection. The securities are speculative and may exhibit high volatility.

“Standard & Poor’s” “S&P”, S&P 500”, “Standard & Poor’s 500TM”, “S&P 500 VIX Short – Term FuturesTM” are trademarks of standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC “VIX” is a registered trademark of the Chicago Board Options Exchange, Incorporated (“CBCE”) and has been licensed for use by S&P. The securities are not sponsored endorsed, sold or promoted by S&P or the CBCE, S&P and CBCE make no representation, condition or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities

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Licensed for use by Barclays Bank PLC. “VIX” is a registered trademark of the Chicago Board Options Exchange, Incorporated (“CBCE”) and has been licensed for use by S&P. The Securities are not sponsored, endorsed, sold or promoted by S&P or the CBCE, S&P and CBCE make no representation, condition or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities or in the ability of either index to track market performance.

® 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC, All other trademarks, servicemarks or registered trademarks are the property and used with the permission, of their respective owners, iP-0320-0111

. NOT FDIC INSURED

. NO BANK GUARANTEE

. MAY LOSE VALUE

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NOTICE

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BlackRock Fund Distribution Company assists in the promotion of the iPath ETNs.

iPath ETNs (the “Securities”) are unsecured obligations of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. The securities are speculative and may exhibit high volatility.

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“Standard & Poor’s®”, “S&P 500®”, “Standard &Poor’s 500™”, “S&P 500 VIX Short-Term Futures™” and “S&P 500 VIX Mid-Term Futures™” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC “VIX” is a registered trademark of the Chicago Board Options Exchange, Incorporated (“CBCE”) and has been licensed for use by S&P. The Securities are not sponsored, endorsed, sold or promoted by S&P or the CBCE. S&P and CBCE make no representation, condition or warranty, express or implied, to the owners of the Securities or any

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Member of the public regarding the advisability of investing in securities generally or in the Securities or in the ability of either index to track market performance.

©2011 Barclays Bank PLC All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarkets or registered trademarks are the property, and used with the permission, of

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©2011 Barclays Bank PLC All rights reserved. ipath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC, All other trademarks, service markets or registered trademarks are the property, and used with the permission, of their respective owners. iP-0320-0111

>iPath NOT FDICINSURED. NO BANK GUARANTEE. MAY LOSE VALUE

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TAKE THE REINS.VXZ iPath® S&P 500VIX MID-TERM

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iPath® an investment in iPath ETNs involves risks, including possible loss of principal. For a description of the main risk see “Risk Factor” in the applicable prospectus.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has Close BARCLAYS

iPath® filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.ipathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.Close BARCLAYS

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An investment in iPath ETNs involves risks, including possible loss of principal. For a description of the main risks see "Risk Factors" in the applicable prospectus.
Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.
BlackRock Fund Distribution Company assists in the promotion of the iPath ETNs.
iPath ETNs (the "Securities") are unsecured obligations of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. The securities are speculative and may exhibit high volatility.
"Standard & Poor's®", "S&P®", "S&P 500®", "Standard & Poor's 500™", "S&P 500 VIX Short-Term Futures™" and "S&P 500 VIX Mid-Term Futures™" are trademarks of Standard & Poor's Financial Services LLC ("S&P") and have been licensed for use by Barclays Bank PLC. "VIX" is a registered trademark of the Chicago Board Options Exchange, Incorporated ("CBOE") and has been licensed for use by S&P. The Securities are not sponsored, endorsed, sold or promoted by S&P or the CBOE. S&P and CBOE make no representation, condition or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities or in the ability of either index to track market performance.
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arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.
BlackRock Fund Distribution Company assists in the promotion of the iPath ETNs.
iPath ETNs (the "Securities") are unsecured obligations of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. The securities are speculative and may exhibit high volatility.
"Standard & Poor's®", "S&P®", "S&P 500®", "Standard & Poor's 500™", "S&P 500 VIX Short-Term Futures™" and "S&P 500 VIX Mid-Term Futures™" are trademarks of Standard & Poor's Financial Services LLC ("S&P") and have been licensed for use by Barclays Bank PLC. "VIX" is a registered trademark of the Chicago Board Options Exchange, Incorporated ("CBOE") and has been licensed for use by S&P. The Securities are not sponsored, endorsed, sold or promoted by S&P or the CBOE. S&P and CBOE make no representation, condition or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities or in the ability of either index to track market performance.
© 2011 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.
iP-0320-0111
· NOT FDIC INSURED
· NO BANK GUARANTEE
· MAY LOSE VALUE
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